UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

ANTHERA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Debt Financing

On April 3, 2013, the Anthera Pharmaceuticals, Inc. (the “Company”) entered into agreements with MidCap Financial SBIC, LP (“MidCap”) and Square 1 Bank which collectively replace the Company’s previous $25.0 million credit facility with Hercules Technology II, L.P. and Hercules Technology Growth Capital, Inc. (the “Prior Facility”), which was repaid in full and terminated concurrently with entering into the MidCap Credit Agreement and the Square 1 Loan Agreement (in each case defined below).  The Credit and Security Agreement with MidCap (the “MidCap Credit Agreement”) provides for a $10.0 million loan to the Company.  The proceeds of the term loan were used to repay loans outstanding under the Prior Facility, to pay for transaction fees, to finance working capital needs of the Company and its subsidiaries, and for other general corporate purposes.  The MidCap Credit Agreement matures on October 3, 2016 and loans under the MidCap Credit Agreement will bear interest at an annual rate equal to 9.75%.  Interest is payable in cash on a monthly basis beginning May 1, 2013.  Loans under the MidCap Credit Agreement are secured by a pledge of substantially all assets of the Company, excluding intellectual property as well as the Cash Security Account (defined below).  Loans under the MidCap Credit Agreement are not guaranteed by any of the Company’s existing subsidiaries, nor have any existing subsidiaries of the Company pledged any of their assets to secure such loans.  The MidCap Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants including, among other things, restrictions on debt, liens, acquisitions, mergers, dissolution or sale of assets, investments, transactions with affiliates, and prepayment of other debt.  Further, the Company may not terminate its interest in or cease to diligently pursue the development of blisibimod.  The MidCap Credit Agreement contains a financial covenant that requires the Company to maintain minimum levels of cash and cash equivalents in collateral accounts that are pledged to MidCap.  The MidCap Credit Agreement also includes customary events of default, including cross-defaults on the Company’s material indebtedness and change of control.  The foregoing description of the MidCap Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Midcap Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

As part of the financing, the Company granted a Warrant to Purchase Stock (the “Warrant”) to MidCap, pursuant to which the Company agreed to issue to MidCap up to 588,235 shares of its common stock, subject to adjustment, at an exercise price of $0.68 per share.  The foregoing description of the Warrant is not intended to be complete and is qualified in its entirety by reference to the full text of the Warrant, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

On April 3, 2013, the Company entered into a Loan and Security Agreement (the “Square 1 Loan Agreement”) with Square 1 Bank, pursuant to which Square 1 Bank made a $10.0 million loan to the Company.  The proceeds of such loan were used exclusively to fund a cash security account (the “Cash Security Account”) at Square 1 Bank.  The term loan under the Square 1 Loan Agreement will mature on April 3, 2017 and will bear interest at an annual rate equal to 1.00%.  Interest is payable in cash on a monthly basis and the Company may prepay the principal in whole or in part from time to time without penalty or premium.  The Square 1 Loan Agreement contains customary representations and warranties and certain affirmative and negative covenants including, among other things, maintenance of a balance in the Cash Security Account of not less than the lesser of (a) $10.0 million and (b) the aggregate amount all debt, principal, interest and other amounts owed to Square 1 Bank in the Cash Security Account and restrictions on mergers.  The Square 1 Loan Agreement also includes customary events of default, including cross-defaults on the Company’s material indebtedness and change of control.  The Square 1 Loan Agreement is secured by a pledge of the cash and the cash equivalents in the Cash Security Account, along with the proceeds and substitutions thereof.  Loans under the Square 1 Term Loan Agreement are not guaranteed by any of the Company’s existing subsidiaries, nor have any existing subsidiaries of the Company pledged any of their assets to secure such loans.  The foregoing description of the Square 1 Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Square 1 Loan Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

Purchase Agreement

On April 5, 2013, the Company entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”), pursuant to which the Company has the right to sell to LPC up to $18,500,000 in shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), subject to certain limitations and conditions set forth in the Purchase Agreement.

Pursuant to the Purchase Agreement, upon the satisfaction of all of the conditions to the Company’s right to commence sales under the Purchase Agreement (the “Commencement”), LPC is initially purchasing $2,000,000 in shares of Common Stock at $0.648 per share. Thereafter, on any business day and as often as every other business day over the 24-month term of the Purchase Agreement, and up to an aggregate amount of an additional $16,500,000 (subject to certain limitations) in shares of Common Stock, the Company has the right, from time to time, at its sole discretion and subject to certain conditions to direct LPC to purchase up to 500,000 shares of Common Stock. The purchase price of shares of Common Stock pursuant to the Purchase Agreement will be based on prevailing market prices of Common Stock at the time of sales without any fixed discount, and the Company will control the timing and amount of any sales of Common Stock to LPC, but in no event will shares be sold to LPC on a day the Common Stock closing price is less than $0.50 per share, subject to adjustment.  In addition, the Company may direct LPC to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of the Common Stock is not below $0.65 per share.

We intend to use the net proceeds from this offering for general corporate purposes. We may also use a portion of the net proceeds to repay indebtedness, or to acquire or invest in complementary businesses, products and technologies.  Indebtedness discharged from the proceeds of the offering would be indebtedness outstanding under the MidCap Credit Agreement and the Square 1 Loan Agreement, both described above.

All shares of Common Stock to be issued and sold to LPC under the Purchase Agreement will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-179043), filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, and declared effective on January 24, 2012, and the prospectus supplement thereto dated April 5, 2013.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and LPC, limitations and conditions to completing future sale transactions, indemnification rights and other obligations of the parties. There is no upper limit on the price per share that LPC could be obligated to pay for Common Stock under the Purchase Agreement. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. Actual sales of shares of Common Stock to LPC under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to available and appropriate sources of funding for the Company and its operations. As consideration for entering into the Purchase Agreement, the Company has agreed to issue to LPC 598,706 shares of Common Stock and is required to issue up to 299,353 additional shares of Common Stock pro rata as the Company requires LPC to purchase the Company’s shares under the Purchase Agreement over the term of the agreement. The Company will not receive any cash proceeds from the issuance of these 598,706 shares or the 299,353 shares that may be issued if subsequent funding is received by the Company.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Purchase Agreement is included as Exhibit 10.4 to this current report on Form 8-K and incorporated herein by reference. The foregoing descriptions of such agreement and the transactions contemplated thereby are qualified in their entirety by reference to such exhibits. In addition, the Purchase Agreement has been included to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any other factual information about the Company. The Purchase Agreement contains representations and warranties that the Company has made to LPC. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company has provided to LPC in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 1.02. Termination of a Material Definitive Agreement.

The information in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference into this Item 3.02.  The Company issued the Warrant to MidCap in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by MidCap, including the representations with respect to MidCap’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and MidCap’s investment intent with respect to the Warrant and the underlying shares of common stock.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

5.1	Opinion of Goodwin Procter LLP
10.1	Credit and Security Agreement dated as of April 4, 2013 by and among MidCap Financial SBIC, LP, as administrative agent, the Lenders listed therein, and Anthera Pharmaceuticals, Inc.
10.2	Warrant to Purchase Common Stock issued to MidCap Financial SBIC, LP
10.3	Loan and Security Agreement dated as of April 3, 2013, by and between Square 1 Bank and Anthera Pharmaceuticals, Inc.
10.4	Purchase Agreement, dated as of April 5, 2013, among Anthera Pharmaceuticals, Inc. and the investor named therein
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012	Anthera Pharmaceuticals, Inc.

	By:	/s/ Christopher P. Lowe
Christopher P. Lowe
Chief Financial Officer

Exhibit Index

5.1	Opinion of Goodwin Procter LLP
10.1	Credit and Security Agreement dated as of April 4, 2013 by and among MidCap Financial SBIC, LP, as administrative agent, the Lenders listed therein, and Anthera Pharmaceuticals, Inc.
10.2	Warrant to Purchase Common Stock issued to MidCap Financial SBIC, LP
10.3	Loan and Security Agreement dated as of April 3, 2013, by and between Square 1 Bank and Anthera Pharmaceuticals, Inc.
10.4	Purchase Agreement, dated as of April 5, 2013, among Anthera Pharmaceuticals, Inc. and the investor named therein
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)